UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transportation Group, Inc.
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COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 6, 2010
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Thursday, May 6, 2010, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors; and

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on Tuesday, March 16, 2010, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of Class A and Class B common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  YOUR VOTE IS IMPORTANT.  To ensure your representation at the Annual Meeting, you are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by completing the electronic voting instruction form found at www.investorvote.com/CVTI or by telephone using a touch-tone telephone and calling 1-800-652-8683.  Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 6, 2010

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting and Proxy Statement, and our Annual Report to Stockholders for the fiscal year ended December 31, 2009, are available online and may be accessed at www.eproxyaccess.com/CVTI.  In accordance with such new rules, we do not use "cookies" or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

To obtain directions to the Annual Meeting, please call Kimberly Perry at (423) 463-3357.

By Order of the Board of Directors,
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors

Chattanooga, Tennessee
April 9, 2010

COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 6, 2010
__________________________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be voted at the Annual Meeting of Stockholders, which will be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Thursday, May 6, 2010, and any adjournment thereof.  THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named below; and (ii) in accordance with the judgment of the proxy holders, with respect to any other matters properly brought before the Annual Meeting.

The Proxy Statement, proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, was first mailed on or about April 9, 2010, to stockholders of record at the close of business on our record date of March 16, 2010.  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2009 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the record date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Holders of Class A common stock are entitled to one vote for each share held.  Holders of Class B common stock are entitled to two votes for each share held so long as such shares are owned by David R. Parker or certain members of his immediate family.  In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his immediate family members, such shares will be automatically converted into shares of our Class A common stock.  Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class.  On March 16, 2010, the record date, there were issued and outstanding 12,692,049 shares of Class A common stock, par value one cent ($0.01) per share (including 851,481 shares of restricted Class A common stock subject to certain performance vesting and holding provisions), entitled to cast an aggregate 12,692,049 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B common stock, par value one cent ($0.01) per share, entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting.  The total number of shares of our common stock issued and outstanding on the record date was approximately 15,042,049, which is entitled to cast an aggregate of 17,392,049 votes on all matters subject to a vote at the Annual Meeting.  The total number of issued and outstanding shares excludes approximately 969,495 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements.  Holders of unexercised options are not entitled to vote at the Annual Meeting.  We have no other class of stock outstanding.  Stockholders are not entitled to cumulative voting in the election of directors.  Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if the holders of a majority of the total number of shares of Class A and Class B common stock issued and outstanding as of the record date are represented at the Annual Meeting in person or by proxy.  Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means that the five director nominees receiving the highest number of votes for their election will be elected.  Approval of any other matter submitted to stockholders requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to stockholders.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock.  Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Report of Independent Registered Public Accounting Firm, and other information included in our 2009 Annual Report that was mailed on or about April 9, 2010, together with this Notice and Proxy Statement, to all stockholders of record as of the record date.

How to Read this Proxy Statement

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP, our independent registered public accounting firm; and how stockholders may make proposals at our next annual meeting.  EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

How to Vote – Proxy Instructions

If you are a holder of record of our Class A or Class B common stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing in your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

For 2010, we have arranged for telephone and Internet-voting procedures to be used.  These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Standard Time on Wednesday, May 5, 2010.  If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as the Board of Directors until our next annual meeting or until their successors are duly elected and qualified.  Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated for election as directors David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Dr. Niel B. Nielson, each of whom is presently serving as a director.  In the absence of contrary instructions, each proxy will be voted for the election of all the proposed directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a director, and business experience of the nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each nominee for a directorship, is set forth below.  All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

David R. Parker, 52, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer ("CEO") since 1994.  Mr. Parker was elected to the Board of Directors of the Truckload Carriers Association in 1994 and also serves on the Board of Directors of the American Trucking Associations.  Mr. Parker has served as a director of several religious organizations and serves as general partner of the Parker Limited Family Partnership.  The Board of Directors believes Mr. Parker’s dedication to the Company, as well as his executive and operational roles with us, have made him a valued member of our Board, and Mr. Parker brings to the Board an in-depth knowledge of all aspects of the Company.  The Board of Directors believes Mr. Parker's significant leadership experience, when coupled with Mr. Parker's significant knowledge of the Company, qualify him for his continued service as President, CEO, and Chairman of our Board.  Additionally, the Board of Directors believes Mr. Parker's knowledge of the industry continues to be a competitive strength for the Company as our industry faces difficult times.

William T. Alt, 73, has served as a director since 1994 and currently serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee.  Mr. Alt holds degrees in engineering and the law.  He has engaged in the private practice of law since 1962 and served as the president of the professional corporation for which he has practiced, where he also was responsible for compensation decisions.  Mr. Alt has supervised as many as twelve attorneys engaged in litigation and securities work for brokers, private companies going public, and SEC reporting companies.  Mr. Alt also has experience advising companies in the preparation of public offerings, stock exchange listings, and various reports filed with the SEC.  Mr. Alt served as outside counsel to the Company from 1986 to 2003 and gained an in-depth understanding of the risks facing the Company.  The Board of Directors believes Mr. Alt’s legal experience and familiarity with securities laws and the transportation industry qualify Mr. Alt to serve on the Board generally and benefit the Company.  Specifically, the Board believes Mr. Alt’s legal background allows Mr. Alt to advise the Board regarding best practices and strategies to help inform the Board’s decision-making.  Additionally, the Board of Directors believes Mr. Alt’s past leadership positions and executive experience qualify Mr. Alt to serve in his current capacity as the Chairman of the Nominating and Corporate Governance Committee.  The Board of Directors believes Mr. Alt's knowledge of executive compensation practices adds significant value to our Compensation Committee.

Robert E. Bosworth, 62, has served as a director since 1998 and currently serves as Chairman of our Audit Committee.  Mr. Bosworth has served as a director of Chattem, Inc., a publicly traded consumer products company, since 1986 and has served on its audit committee from 1998 to 2005 and on its compensation committee from 2002 to 2005.  Since September 19, 2005, Mr. Bosworth has served as the President and Chief Operating Officer of Chattem, Inc.  Prior to such position, Mr. Bosworth served as Chief Financial Officer of the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and as Livingston's Vice President of Corporate Finance since 2001.  From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area.  Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc.  Mr. Bosworth also has held directorships with several organizations, including Southport Capital, Wellington Group, Hamico, Inc., Chattem Chemicals, and R&K Maclellan Charitable Trust.  Mr. Bosworth holds an MBA in finance.  The Board of Directors believes Mr. Bosworth's services on the Chattem, Inc. board and on the boards of several other organizations have provided him with significant insight into board processes, functions, exercise of diligence, and oversight of management, and this knowledge benefits the Board.  The Board of Directors also believes Mr. Bosworth's financial background, including his experience handling all financial functions of Chattem, Inc. and his familiarity and experience with applicable laws and regulations governing the preparation of financial statements filed with the SEC, adds value to the Board and the Company's Audit Committee.  The Board of Directors believes Mr. Bosworth's extensive executive, director, business, and financial reporting experience make him highly qualified to serve as a director and as Chairman of the Audit Committee.

Bradley A. Moline, 43, has served as a director since 2003 and currently serves as a member of our Audit Committee and Nominating and Corporate Governance Committee.  Mr. Moline has been President and Chief Executive Officer of Allo Communications, LLC, a competitive local telephone company, since October 2002.  Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002 and NECO Grocery, a grocery store in Holyoke, Colorado, since March 2006.  From 1994 to 1997, Mr. Moline was our Treasurer and Chief Financial Officer.  Mr. Moline also served as Chief Financial Officer of Birch Telecom Inc., a telecommunications company, when the company was publicly traded and previously worked for Ernst & Young, where he was formerly licensed as a CPA.  Mr. Moline holds a degree in Business Administration with an emphasis in accounting.  In his roles with the Company, Birch Telecom, and Ernst & Young, Mr. Moline gained experience overseeing financial matters and reviewing documents filed with the SEC.  The Board of Directors believes Mr. Moline's extensive financial and executive experience add significant value to our Audit Committee and make Mr. Moline a valued member of our Board.  The Board of Directors also believes Mr. Moline's wide array of executive experiences has prepared him well to respond to complex financial and operational challenges.

Dr. Niel B. Nielson, 56, has served as a director since 2003 and currently serves as Chairman of our Compensation Committee and as a member of our Audit Committee.  Dr. Nielson has been President of Covenant College since 2002.  From 1997 until 2002, Dr. Nielson was the Associate Pastor of Outreach for College Church in Wheaton, Illinois.  Dr. Nielson was a partner and trader for Ritchie Capital Markets Group, LLC from 1996 to 1997.  Prior to 1996, Dr. Nielson served as an executive officer in various companies, including serving for two years as Senior Vice President of Chicago Research and Trading Group, Ltd., a company at which he was employed for nine years.  Dr. Nielson holds several investment company directorships, including 13 directorships of closed-end funds associated with the First Trust group of funds, 39 directorships of exchange-traded funds associated with the First Trust group of funds, and one directorship of the First Defined Portfolio Fund LLC.  Such directorships include serving as a member of the audit, compensation, nominating and governance, and valuation committees of such funds.  During the past five years, Dr. Nielson also has served as a director of Good News Publishers/Crossway Books, Allied Arts of Chattanooga, and the Chattanooga Symphony and Opera.  Dr. Nielson holds a masters and Ph.D. in philosophy.  The Board of Directors believes Dr. Nielson's diverse executive and board experience have provided him with the know-how of what it takes to help organizations and businesses plan and expand for growth and have provided him with key skills in working with other directors, understanding board processes and functions, and overseeing management.  The Board of Directors also believes the executive management and director positions that Dr. Nielson has held in for-profit and not-for-profit entities, including his experiences analyzing financial statements included in periodic reports filed with the SEC and overseeing of a significant budget at Covenant College as its President, have provided him with extensive financial experience and have made Dr. Nielson a valued member of our Audit Committee.  The Board of Directors believes Dr. Nielson's executive experience and directorships with various compensation committees have qualified him well to serve as Chairman of our Compensation Committee.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings.  Our Board of Directors held four regularly scheduled meetings and four special meetings during the fiscal year ended December 31, 2009.  All of our directors attended at least 75% of the regularly scheduled board meetings of the Board of Directors and each committee on which he served.  We encourage the members of our Board of Directors to attend our Annual Meeting of Stockholders.  All five of our then-current directors attended the 2009 Annual Meeting of Stockholders.

Director Independence.  Our Class A common stock is listed on the Nasdaq Global Select Market.  Therefore, it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable NASDAQ Stock Market ("NASDAQ") listing standards.  Pursuant to NASDAQ Rule 5605(b)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASDAQ Rule 5605(a)(2): Robert E. Bosworth, William T. Alt, Bradley A. Moline, and Dr. Niel B. Nielson.  In accordance with NASDAQ Rule 5605(b)(2), in fiscal 2009, our independent directors held five meetings or "executive sessions," at which only the independent directors were present, including sessions either before or following each regularly scheduled meeting of the full Board of Directors.

Risk Oversight.  The Board of Directors has assigned the assessment of enterprise risk to the Nominating and Corporate Governance Committee and the assessment of financial risk to the Audit Committee.  Management reports to the Nominating and Corporate Governance Committee and Audit Committee with respect to the overall enterprise risk environment, including both business and financial risk, of the Company's operations.  The committees then evaluate the management's risk assessment and report to the Board of Directors.

Board Leadership Structure.  David R. Parker has served as our President since our founding in 1985 and as Chairman of the Board and CEO since 1994.  The Board of Directors believes that the combination of these positions is the most appropriate and suitable structure for proper and efficient Board functioning and communication, given the size of the Company and its Board.  Mr. Parker reports to the Board as the CEO along with the other executive officers and also participates in the meetings as a director.

Communications with the Board of Directors.  Our Board of Directors has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us.  Information concerning the manner in which stockholders can communicate with the Board is available on our website at http://www.covenanttransport.com.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee.  The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below.  The Audit Committee met eleven times during 2009.  Messrs. Bosworth and Moline have served on the Audit Committee since 2003, while Dr. Nielson has served on the Audit Committee since 2004.  Mr. Bosworth serves as Chairman of the Audit Committee.

Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASDAQ Rule 5605(c)(2)(A).  Specifically, each member of the Audit Committee:

•	is independent under NASDAQ Rule 5605(a)(2);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
•	did not participate in the preparation of our financial statements or the financial statement of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and cash flows statement.

Audit Committee Charter.  Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis.  The charter is available free of charge on our website at http://www.covenanttransport.com.

Audit Committee Financial Expert.  The Board of Directors has determined that at least one current member of the Audit Committee has (i) past employment experience in finance or accounting; (ii) requisite professional certification in accounting; or (iii) any other comparable experience or background which, in the judgment of the Board, results in the individual's financial sophistication under NASDAQ Rule 5605(c)(2)(A) and qualifies such member as an "audit committee financial expert," under Item 407(d)(5) of Regulation S-K.  The Board of Directors has identified Mr. Bosworth as financially sophisticated and as our audit committee financial expert.  Mr. Bosworth is independent, as independence for audit committee members is defined under applicable NASDAQ rules.

Audit Committee Report.  In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2009 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Company's management has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls.  The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company's financial statements, the effectiveness of management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2009, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by PCAOB 3526, Communication with Audit Committees Concerning Independence, as amended; and (iv) has discussed with the independent registered public accounting firm its independence.  The Audit Committee met in periodic executive sessions with each of the independent auditor, management, and internal auditor during 2009.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chairman
Bradley A. Moline
Dr. Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee.  As more fully outlined in the Compensation Committee Charter, the primary functions of the Compensation Committee are to aid our Board in discharging its responsibilities relating to the compensation of our executive officers, including the chief executive officer; to evaluate and approve our compensation plans, policies, and programs; to produce an annual report on executive compensation; and to perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations.  In furtherance of its duties, the Compensation Committee reviews and approves certain aspects of compensation of our executive officers and makes recommendations on other compensation matters to the full Board of Directors.  During 2009, Dr. Nielson and Mr. Alt served as the members of the Compensation Committee, with Dr. Nielson serving as Chairman.  The Compensation Committee held a total of five meetings in 2009.

Compensation Committee Charter.  Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The charter is available free of charge on our website at http://www.covenanttransport.com.

Compensation Committee Report.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Compensation Committee Report follows.

The Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Dr. Niel B. Nielson, Chairman
William T. Alt

Risks Presented by the Company's Compensation Programs

As required by SEC rules, the Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.  The Company's risk-assessment of its compensation policies creates a strong alignment between the interests of management and stockholders.

Compensation Committee Interlocks and Insider Participation

Dr. Nielson served on the Compensation Committee and was Chairman for all of 2009.  Mr. Alt also served on the Compensation Committee for all of 2009.

During 2009, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee.  Additionally, during 2009, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board of Directors.

See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of compensation of the members of the Compensation Committee.

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee.  In April 2004, the Board of Directors established a Nominating and Corporate Governance Committee to recommend to the Board of Directors potential candidates for election to the Board of Directors and to make recommendations to the Board concerning issues related to corporate governance, as more specifically detailed in the written charter discussed below.  During 2009, Mr. Alt and Mr. Moline served as the Nominating and Corporate Governance Committee, with Mr. Alt serving as Chairman.  All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NASDAQ rules.  The Committee met two times in 2009.  The Nominating and Corporate Governance Committee has recommended that the Board of Directors nominate David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Dr. Niel B. Nielson for election at the Annual Meeting, each of whom is currently serving as a director.

Nominating and Corporate Governance Committee Charter.  Our Nominating and Corporate Governance Committee operates pursuant to a written charter detailing its purpose, powers, and duties. A copy of the charter is available free of charge on our website at http://www.covenanttransport.com.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee.  The members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they are qualified candidates for membership on the Board of Directors.  The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter.  With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASDAQ Rule 5605(a)(2); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASDAQ Rule 5605(c)(2)(A); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to be financially sophisticated under NASDAQ Rule 5605(c)(2)(A) and qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.  In addition to these specific requirements, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity.  Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Director Evaluation Program.  The Nominating and Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating and Corporate Governance Committee also is responsible for developing and recommending to the Board of Directors for approval an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.

Board Diversity.  In recommending candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers Board diversity along with the various other factors discussed above.  Pursuant to the Nominating and Corporate Governance Committee's charter, such consideration includes each individual candidate's ability to enhance differences of viewpoint, professional experience, education, skill, and other individual qualities among the members of the Board.  The Nominating and Corporate Governance Committee periodically reviews and assesses the effectiveness of the Committee's policies with respect to its consideration of diversity in identifying director nominees.

Stockholder Director Nominee Recommendations.  It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received.  To be timely, recommendations must be received in writing at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at least 120 days prior to the anniversary date of mailing of our Proxy Statement for the prior year's Annual Meeting.  For the next annual meeting, the deadline for receiving stockholder recommendations of proposed director nominees will be December 10, 2010.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s); and
•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and us or any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO, David R. Parker, for whom information is set forth above under "Proposal 1 – Election of Directors – Nominees for Directorships").  All executive officers are elected annually by the Board of Directors.  All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

Joey B. Hogan, 48, has served as our Senior Executive Vice President and Chief Operating Officer since May 2007, and also has served as President of Covenant Transport, Inc., a Tennessee corporation, since such time.  Mr. Hogan was our Chief Financial Officer from 1997 to May 2007, and our Executive Vice President from May 2003 to May 2007, and was a Senior Vice President from December 2001 to May 2003.  From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.  Mr. Hogan has served as a director and on the audit committee of Chattem, Inc., a publicly traded consumer products company, since April 2009.  Mr. Hogan does not serve on the compensation committee of Chattem, Inc.

Tony Smith, 61, founded Southern Refrigerated Transport, Inc. in 1986 and has served as President of Southern Refrigerated Transport, Inc. ("SRT") since its inception.  SRT joined Covenant Transportation Group, Inc. as one of our subsidiaries in 1998.  Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary, from October 1998 to December 2004.

James "Jim" Brower, 52, has served as President of Star Transportation, Inc. ("Star"), one of our subsidiaries, since 1983.

Richard B. Cribbs, 38, has served as our Senior Vice President and Chief Financial Officer since May 2008.  Previously, Mr. Cribbs served as our Vice President and Chief Accounting Officer from May 2007 to May 2008 and was our Corporate Controller from May 2006 to May 2007.  Prior to joining the Company, Mr. Cribbs was the Corporate Controller, Assistant Secretary, and Assistant Treasurer for Tandus, Inc., a commercial flooring company, from May

2005 to May 2006, and served as Chief Financial Officer of Modern Industries, Inc., a Tier-2 automotive supply company from December 1999 to May 2005.

M. David Hughes, 40, has served as our Senior Vice President - Fleet Management and Procurement and Corporate Treasurer since May 2007.  Prior to that, Mr. Hughes served as Vice President and Chief Financial Officer of Star from September 2006 to May 2007.  Prior to joining Star, Mr. Hughes served as our Treasurer and Director of Business Development from May 2002 to July 2006 and served as Chief Financial Officer at Star from July 2006 through the Company's acquisition of Star in September of 2006.

R.H. Lovin, Jr., 58, has served in several senior management positions since joining us in 1986.  Mr. Lovin has been our Executive Vice President - Administration since February 2003 and Corporate Secretary since August 1995.  Mr. Lovin previously served as our Chief Financial Officer from 1986 to 1994, as Vice President of Administration from May 1994 to May 2003, and as one of our directors from May 1994 to May 2003.

M. Paul Bunn, 32, has served as our Corporate Controller since July 2009.  Prior to that, Mr. Bunn served as an audit Senior Manager for Ernst & Young, LLP, a global professional services provider.  Mr. Bunn is registered as a CPA with the State of Tennessee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that, with the exception of two filings, none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a).  The exception was that Mark Paré and Christopher Walkup each inadvertently failed to timely report one transaction.  These transactions were each reported in a subsequent filing.  We make available copies of Section 16(a) forms that our directors and executive officers file with the SEC through our website at http://www.covenanttransport.com.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries.  The Code of Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.  A copy of the Code of Conduct and Ethics is available to stockholders on our website at http://www.covenanttransport.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee of our Board of Directors ("Compensation Committee") oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The

Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

One of our primary business strategies has been to divide our businesses into defined service offerings, each of which operates as a semi-autonomous business unit.  Accordingly, at the most senior level, including our Named Executive Officers (as defined below), we seek to attract, motivate, and retain executives who are capable of evaluating, building, and managing multiple businesses.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who possess the requisite abilities to serve in these roles and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that (i) are sufficient to attract and retain talented executives and to motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable, (iii) enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders, and (iv) are consistent with our goal of controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on financial performance.

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers (as defined below), consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual bonus and long-term equity incentive awards, which in recent years have been in the form of restricted stock grants that have been performance-based and/or time-based as to vesting, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us, is internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and is within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executives' performance where such recognition is warranted, the Compensation Committee has attempted to keep base salaries relatively low and weight overall compensation toward incentive and equity based compensation.  Accordingly, a substantial part of the compensation package for each Named Executive Officer is at risk and is only earned if our performance and the performance of the Named Executive Officer so warrants.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.  We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to attract, motivate, and retain our CEO, our Chief Financial Officer, and our three other most highly compensated executive officers for the year ended December 31, 2009 (collectively, the "Named Executive Officers").

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executives.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive's current base salary, recent economic conditions and our financial results, and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, integrity, scope of responsibilities, dedication to us and our stockholders, past performance, and current and future potential for providing value to our stockholders.  We do not formally benchmark base salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general.  However, we do not have a peer group for compensation purposes.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation, including annual bonuses, long-term incentives, and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We adjust base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation
Long-Term Incentives

On May 5, 2009, at the 2009 Annual Meeting, our stockholders approved our Amended and Restated 2006 Omnibus Incentive Plan ("Incentive Plan").  Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' long-term interests by creating a strong, direct link between executive pay and stockholder return.  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value a company's long-term prospects), requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Awards under our Incentive Plan may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  All awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of Class A common stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Compensation Committee that is consistent with the Incentive Plan's purpose, or any combination of the foregoing.

The Compensation Committee considers several factors when determining awards to be granted to our executive officers, including (i) the recommendations of our CEO, (ii) how the achievement of certain performance goals will help us improve our financial and operating performance and add long-term value to our stockholders, (iii) the value of the award in relation to other elements of total compensation, including the number of options or restricted stock currently held by the executive, and the number of options or restricted stock granted to the executive in prior years, (iv)  the executive's position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance, and (v) the impact of awards on retention.

Performance-Based Annual Bonuses

Consistent with our goal to improve our consolidated operating ratio, the Compensation Committee has over the past few years approved operating income and operating ratio targets as the basis for performance-based bonuses.  The key terms of our performance-based bonuses for 2009 and 2010 are described in additional detail below.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits constitute only a small percentage of each executive's total compensation.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. David Parker founded Covenant Transport, Inc. in 1985 with just 25 tractors and 50 trailers and has been our chief executive since our inception.  We have achieved considerable growth in revenue since our inception and now serve as the holding company for several transportation providers that in the aggregate operate more than 3,100 tractors and 8,000 trailers and offer premium transportation services for customers throughout the United States.  Mr. Parker, along with one other executive officer, is responsible for managing the performance of our service offerings.

At the request and recommendation of Mr. Parker, the Compensation Committee did not consider an increase to Mr. Parker's base salary during 2009.  Mr. Parker's base salary has not increased since 2003.  With respect to the other aspects of Mr. Parker's compensation, the Compensation Committee determined that a significant amount of equity compensation to align Mr. Parker's compensation with increasing stockholder value and certain perquisites, as included in the "All Other Compensation" column of the Summary Compensation table, were important to motivate continued performance from Mr. Parker.  Mr. Parker does not participate in the determination of his own compensation.

At the beginning of 2009, Mr. Parker voluntarily reduced his 2009 base salary from $535,500 to $492,660, and, on March 2009, Mr. Parker elected to further reduce his 2009 base salary from $492,660 to $484,627, to further our cost-cutting and cash preservation efforts.  In March 2009, the Compensation Committee approved a plan under which Mr. Parker received a special grant of restricted shares of the Company's Class A common stock equal to (a) the amount of Mr. Parker's base salary forfeiture divided by (b) the closing price of the Company's Class A common stock two full trading days following release of the Company's first quarter 2009 earnings (the "2009 Incentive Opportunity").  Other Named Executive Officers also participated in the 2009 Incentive Opportunity, as discussed below.  Mr. Parker agreed to participate in the 2009 Incentive Opportunity for a period of one year.  Pursuant to the 2009 Incentive Opportunity, the Compensation Committee granted Mr. Parker an award of 25,310 restricted shares of our Class A common stock.  Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 33% when and to the extent the Company’s Class A common stock trades at or above $4.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, (ii) 33% when and to the extent the Company's Class A common stock trades at or above $6.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, and (iii) 34% when and to the extent the Company’s Class A common stock trades at or above $8.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011.

In September 2009, after considering that Mr. Parker's base salary has remained constant since 2003 and considering his position, scope of responsibility, ability to affect our results, ability to create stockholder value, voluntary salary reduction, and historic and recent performance, as partially described above, the Compensation Committee granted Mr. Parker 7,500 restricted shares of our Class A common stock.  Such amount was a decrease from the Compensation Committee's restricted stock grant of 18,750 restricted shares of our Class A common stock in 2008, primarily because the vesting of the 2008 grant is time-based, with 50% of such grant remaining unvested until June 30, 2010.  The September 2009 grant is performance-based and will vest when and if the Compensation Committee certifies that, for the fiscal year ending December 31, 2010, the Company's consolidated diluted earnings per share, subject to adjustments for potential certain non-cash items, is equal to or greater than $0.05.  Through the September 2009 grant, the Compensation Committee wished to recognize Mr. Parker’s leadership responsibilities, while encouraging Mr. Parker to work toward achieving the Company's goal of profitability.  The restricted shares are subject to additional terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

For 2009, the Compensation Committee also approved a performance-based bonus opportunity under which Mr. Parker was eligible to receive a bonus of up to 75% of his base salary for 2009.  The percentage of salary assigned to Mr. Parker's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Parker's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Parker's total compensation package, and (iii) our long-term financial goals.  The Compensation Committee set performance targets for Mr. Parker that were tied to us achieving certain consolidated financial and operating benchmarks.  The performance targets for Mr. Parker were the same performance targets for our other Named Executive Officers, except for Messrs. Smith and Brower, and are discussed below.  Because we failed to achieve the consolidated performance targets for 2009, only the Company's subsidiary, SRT, achieved its performance target for 2009, while the Company and its remaining subsidiaries did not, the Compensation Committee did not award a performance bonus to Mr. Parker for 2009 under the 2009 Bonus Plan (as defined below).

During 2009, we also provided Mr. Parker with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  We also paid Mr. Parker the value of certain of his life insurance premiums and certain of his club fees and dues.  With the exception of payment for the life insurance premiums, each perquisite is designed to help Mr. Parker more effectively carry out his responsibilities as CEO.  We also provide Mr. Parker with medical, dental, and group life insurance.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2009.  For 2009, the form of compensation paid to our Named Executive Officers was generally consistent with past years, with compensation consisting primarily of base salary, bonus based on the achievement of certain financial and operating goals, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the periods ended December 31, 2008 and 2009, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biographical information found herein.

The Compensation Committee has not increased the annual base salaries of any of our other Named Executive Officers since 2008.  The Compensation Committee believes their base salaries are consistent with their responsibilities and, based on our cost-cutting efforts and recent financial performance, the Compensation Committee has not viewed salary increases for such Named Executive Officers as appropriate.  Along with Mr. Parker, Mr. Hogan also voluntarily reduced his salary at the beginning of 2010, and certain other Named Executive Officers did the same effective April 1, 2010.  Please see "Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions with Respect to 2010" for a description of the salary reductions in 2010 by our Named Executive Officers, and grant of restricted stock by the Compensation Committee in connection therewith.

On March 31, 2009, the Compensation Committee approved the 2009 Incentive Opportunity, in which all of our Named Executive Officers participated, as noted above.  Along with Mr. Parker, Mr. Hogan voluntarily elected to reduce his 2009 base salary, effective as of the first pay period in January 2009, from $275,000 to $253,000.  In March of 2009, Messrs. Smith, Brower, and Cribbs voluntarily elected to reduce their 2009 base salaries from $250,000 to $231,250; from $200,000 to $192,500; and from $175,000 to $168,437, respectively.  Additionally, Mr. Hogan elected to further reduce his 2009 base salary from $253,000 to $248,875.  The March 2009 voluntary salary reductions became effective as of the first pay period in April of 2009 for Messrs. Smith, Brower, and Cribbs.  Under the 2009 Incentive Opportunity, each of the Named Executive Officers received, in exchange for their salary forfeitures, a special grant of restricted shares of the Company's Class A common stock equal to (a) the amount of 2009 base salary voluntarily forfeited by such individuals divided by (b) the closing price of the Company's Class A common stock full two trading days following release of the Company's first quarter 2009 earnings.  Each of our other Named Executive Officers agreed to participate in the 2009 Incentive Opportunity for a period of one year.  Pursuant to the 2009 Incentive Opportunity, granted awards of restricted shares of the Company's Class A common stock to each of Messrs. Hogan, Smith, Brower, and Cribbs in the amounts of 12,997, 12,438, 4,975, and 4,353 shares, respectively.  Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 33% when and to the extent the Company’s Class A common stock trades at or above $4.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, (ii) 33% when and to the extent the Company's Class A common stock trades at or above $6.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, and (iii) 34% when and to the extent the Company’s Class A common stock trades at or above $8.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011.

In addition to the restricted shares granted in connection with the 2009 Incentive Opportunity, the Compensation Committee also made a grant of restricted shares to each of the other Named Executive Officers.  After considering the number of restricted shares of our Class A common stock granted to each Named Executive Officer, other than the CEO, in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, the Compensation Committee granted (i) Mr. Hogan 6,000 restricted shares of our Class A common stock and (ii) each of Messrs. Cribbs, Smith, and Brower 5,000 restricted shares of our Class A common stock, all of which were approved in September 2009.  Subject to each recipient's continuous employment between January 1, 2010, and the vesting date, the shares will vest when and if the Compensation Committee certifies that, for the fiscal year ending December 31, 2010, the Company's consolidated diluted earnings per share, subject to adjustments for potential certain non-cash items, is equal to or greater than $0.05.  The restricted shares are subject to additional terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

The Compensation Committee granted restricted shares to create an incentive for the executives to maximize stockholder value.  The Compensation Committee determined that the decrease from 2008 to 2009 in the number of restricted shares granted to (i) Mr. Hogan from 15,000 to 6,000, (ii) Mr. Cribbs from 12,500 to 5000, (iii) Mr. Smith from 12,500 to 5,000, and (iv) Mr. Brower from 12,500 to 5,000, was appropriate because the vesting of the 2008 grant is time-based, with 50% of such grant remaining unvested until June 30, 2010, while the 2009 grant is directly tied to the Company's ability to achieve consolidated diluted earnings per share of $0.05 or greater.  The Compensation Committee believes its 2008 and 2009 restricted stock grants provide an appropriate mix of non-performance and performance-based compensation to our Named Executive Officers, while encouraging each Named Executive Officer to work toward achieving the Company's profitability goal.

For 2009, the Compensation Committee also approved a performance-based bonus opportunity under which each Named Executive Officer was eligible to receive a bonus of up to 75% of his base salary for 2009 based upon our achievement of certain performance targets (the "2009 Bonus Plan").  As in 2008, the percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.  Unlike the 2008 performance-based bonus opportunities, however, the 2009 Bonus Plan does not require participants to receive 25% of any bonus in stock under the plan.

In connection with the 2009 performance-based bonus opportunities described above, the Compensation Committee set performance targets for each Named Executive Officer (other than Messrs. Smith and Brower, whose performance targets are provided below) related to us having consolidated operating income of $26,515,000 and a consolidated operating ratio of 95.3% for 2009.  As with the performance targets for 2008, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's base salary for 2009) to determine the Named Executive Officer's bonus.  The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (Consolidated)
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
17,951	96.8	50.0
22,289	96.0	75.0
26,515	95.3	100.0
29,333	95.3	125.0
32,150	95.3	150.0

For Mr. Smith, the Compensation Committee set performance targets, of which 20% were related to the consolidated performance targets set forth above and 80% were related to SRT having operating income of $9,398,000 and an operating ratio of 92.0% for 2009.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Smith within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (SRT)
SRT Operating Income ($) (000s)	SRT Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
7,613	93.5	50.0
8,517	92.8	75.0
9,398	92.0	100.0
9,986	92.0	125.0
10,573	92.0	150.0

    For Mr. Brower, the Compensation Committee set performance targets, of which 20% were related to the consolidated performance targets set forth above and 80% were related to Star having operating income of $3,407,000 and an operating ratio of 94.0% for 2009.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Brower within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (Star)
Star Operating Income ($) (000s)	Star Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
2,544	95.5	50.0
2,981	94.8	75.0
3,407	94.0	100.0
3,691	94.0	125.0
3,974	94.0	150.0

The Compensation Committee believed that the performance targets represented aggressive, yet achievable goals for the Named Executive Officers to earn 100% of the eligible bonus amount.

The Compensation Committee met in February 2010 to discuss and review the 2009 bonus awards for the Named Executive Officers.  The Compensation Committee reviewed the foregoing policies, our consolidated financial and operating performance, and SRT's and Star's financial and operating performance.  After determining that we failed to achieve the consolidated and Star performance targets, or any incremental ranges of these performance targets, the Compensation Committee did not award performance bonuses to Messrs. Parker, Hogan, Cribbs, or Brower for 2009 under the 2009 Bonus Plan.  The Compensation Committee, however, determined that SRT achieved a 92.9% operating ratio for 2009.  In accordance with achievement of its 2009 bonus target, the Compensation Committee approved a bonus of $60,000 to Mr. Smith.

During 2009, we also provided each Named Executive Officer, other than Mr. Parker, with a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  We also paid certain club fees and dues on behalf of Mr. Brower.  Each perquisite is designed to help the Named Executive Officers more effectively carry out their responsibilities for us.  We also provide each Named Executive Officer with medical, dental, and group life insurance.

Compensation Decisions with Respect to 2010

The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers.  Messrs. Parker and Hogan voluntarily elected to reduce their 2010 base salaries from $535,500 to $481,950 and from $274,999 to $247,499, respectively, with such salary reductions becoming effective as of the first pay period in January 2010.  In March of 2010, in conjunction with the 2010 Incentive Opportunity (as defined below), Mr. Cribbs voluntarily elected to reduce his 2010 base salary from $175,000 to $166,250, with such salary reduction effective as of the first pay period in April of 2010.  Mr. Brower’s 2009 voluntary salary reduction from $200,000 to $190,000 ran through March 31, 2010.  Effective January 1, 2010, Mr. Brower's salary was further reduced to $180,000 as part of a salary reduction put in place by Star.  Management is considering and has yet to propose to the Compensation Committee a restricted stock grant to Mr. Brower for the additional salary reduction for January 1, 2010 through March 31, 2010, and continued salary reduction after March 31, 2010.  However, management may propose such a grant in the future.  Mr. Smith’s 2010 base salary has not been reduced; however, Mr. Smith’s participation in the 2010 Incentive Opportunity also remains under consideration, and, as a result, Mr. Smith may participate in the salary reductions in the future.  Because of the Named Executive Officers’ salary reductions, the Compensation Committee did not consider any increases in the base salaries of our Named Executive Officers for 2010.

In January 2010, after considering (i) certain of our goals, including our desire to control costs and conserve cash, (ii) discussions with and the recommendations of Messrs Parker and Hogan, and (iii) our compensation philosophy and the guidelines described above, the Compensation Committee approved a plan under which individuals that forfeited a portion of their 2010 base salary (up to ten percent (10%)) would receive, in exchange for such forfeiture, a special grant of restricted shares of our Class A common stock equal to (a) the amount of 2010 base salary forfeited by such individuals divided by (b) the closing price of our Class A common stock on the date the blackout period lifted following the release of the Company's 2009 year-end earnings (the "2010 Incentive Opportunity").  In exchange for Messrs. Parker's and Cribbs' salary reductions discussed above, the Compensation Committee granted them awards of restricted shares of the Company's Class A common stock in the amounts of 16,893 and 2,761 shares, respectively.  At the time of his salary reduction, Mr. Hogan notified management of his desire not to receive any grant in exchange for the reduction.  Accordingly, no grant to Mr. Hogan was considered by the Compensation Committee.

Restricted shares granted in connection with the 2010 Incentive Opportunity will vest in approximately one-third increments when and to the extent the Company's Class A common stock trades at or above $7.00, $9.00, and $11.00 for twenty (20) consecutive trading days during the period beginning January 1, 2011, and ending on December 31, 2015, subject to the recipient's continued employment.  Each of Messrs. Parker, Hogan, and Cribbs have elected to participate in the 2010 Incentive Opportunity for a period of one year (the "Incentive Period"); provided, that the Incentive Period is January 1, 2010, through December 31, 2010, for Messrs. Parker and Hogan, who each, as discussed above, reduced their 2010 base salaries effective as of the first pay period in January 2010, and the Incentive Period is April 1, 2010, through March 31, 2011, for Mr. Cribbs, who reduced his 2010 base salary effective as of the first pay period in April 2010.  At the expiration of the applicable Incentive Period, each of Messrs. Parker's, Hogan's, and Cribbs' salary will revert back to his original 2010 base salary.  Any restricted shares granted as part of an award under the 2010 Incentive Opportunity that have not vested as of December 31, 2015, will automatically be forfeited without any obligation of ours to pay any amount to the Named Executive Officers for such unvested shares, to return any forfeited 2010 base salary of the Named Executive Officers, or to make any other payment or award whatsoever.  The Compensation Committee believes that the 2010 Incentive Opportunity will assist us in reducing costs and conserving cash, while at the same time creating an incentive for the Named Executive Officers to maximize stockholder value.  Management has not proposed any restricted stock grants for Mr. Brower for his salary reduction in 2010, but may do so in the future.  Any grant to Mr. Brower would be consistent with other grants made to our Named Executive Officers for the salary forfeitures.

The Compensation Committee annually reviews and considers proposals to grant equity awards to each Named Executive Officer based on the number of restricted shares of our Class A common stock granted to each Named Executive Officer in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above.  As of March 31, 2010, management had not proposed and the Compensation Committee had not considered any grants of equity awards to the Named Executive Officers for 2010, except as already set forth above.  The Compensation Committee may consider grants of equity awards to the Named Executive Officers and may review and consider proposals to grant equity awards to the Named Executive Officers later in 2010.

In March 2010, the Compensation Committee approved performance-based bonus opportunities under which each Named Executive Officer is eligible to receive a bonus of up to 75% of his 2010 base salary (prior to any forfeiture under the 2010 Incentive Opportunity) based upon our achievement of certain performance targets (the "2010 Bonus Plan").  Each Named Executive Officer may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan. As in 2009, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2010 performance-based bonus opportunities described above and consistent with the Company's profitability goal, the Compensation Committee set performance targets for each Named Executive Officer (other than Messrs. Smith and Brower, whose performance targets are provided below) related to us having consolidated operating income of $23,200,000 and a consolidated operating ratio of 95.6% for 2010.  Previously, the Compensation Committee had considered and approved a consolidated operating income target of $18,750,000 and a consolidated operating ratio of 96.8% for 2010 based upon a preliminary consolidated budget for 2010.  After the Company's 2010 consolidated budget was finalized, the Compensation Committee reset the operating income and operating ratio targets to more difficult levels to achieve based upon the final budget.  As with the performance targets for 2009, the Compensation Committee also created specific parameters for awarding additional bonuses within certain incremental ranges of achievement above the performance targets; provided, that, unlike prior bonus opportunities, the achievement of the 100% payout is equal to the baseline for payouts, given the Company's profitability goal and the desire to eliminate even partial bonuses if such goal is not achieved  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's 2010 base salary prior to any forfeiture under the 2010 Incentive Opportunity) to determine the Named Executive Officer's bonus.  The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2010 Incremental Ranges of Performance Targets (Consolidated)
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
23,200	95.6	100.0
25,589	95.2	110.0
27,872	94.7	120.0
30,102	94.3	130.0
32,384	93.9	140.0
34,880	93.4	150.0

For Mr. Smith, the Compensation Committee set performance targets, of which 20% were related to the consolidated performance targets set forth above and 80% were related to SRT having operating income of $9,732,000 and an operating ratio of 92.1% for 2010.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding an additional bonus to Mr. Smith within certain incremental ranges of achievement above the performance targets.  The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2010 Incremental Ranges of Performance Targets (SRT)
SRT Operating Income ($) (000s)	SRT Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
9,732	92.1	100.0
10,284	91.6	110.0
10,812	91.2	120.0
11,328	90.8	130.0
11,856	90.3	140.0
12,433	89.9	150.0

For Mr. Brower, the Compensation Committee set performance targets, of which 20% were related to the consolidated performance targets set forth above and 80% were related to Star having operating income of $3,464,000 and an operating ratio of 94.1% for 2010.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding an additional bonus to Mr. Brower within certain incremental ranges of achievement above the performance targets.  The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2010 Incremental Ranges of Performance Targets (Star)
Star Operating Income ($) (000s)	Star Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
3,464	94.1	100.0
3,729	93.7	110.0
3,982	93.2	120.0
4,229	92.8	130.0
4,482	92.4	140.0
4,759	91.9	150.0

The Compensation Committee believes that the performance targets represent aggressive, yet achievable goals for the Named Executive Officers.

Separation and Severance Agreements

We currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our Named Executive Officers that provide for payment or benefits to an executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officers' termination of employment, including resignation, severance, retirement, or constructive termination.  However, under certain circumstances in which there is a change of control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, under the Incentive Plan and our predecessor plans may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not have otherwise been fully exercisable or fully vested.

Generally speaking, and as qualified by the terms of the relevant plans and award notices, a change in control occurs if: (i) someone acquires 50% or more of the combined voting power of our stock, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of our stock prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of our stock immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.  The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2009 (the last day of fiscal 2009) under the acceleration scenarios described above is set forth in the table below.  As the exercise price for all outstanding stock options is above the aggregate market value of the underlying shares as of December 31, 2009, or $4.21 per share at the closing price, there is no value in the accelerated options.  The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2009 ($4.21) by the number of shares of accelerated restricted stock.  For additional information on the number of currently unexercisable stock options and unvested restricted stock that may become fully exercisable or immediately vest in the event of a change in control, please refer to the table of Outstanding Equity Awards at Fiscal Year-End.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock ($)
David R. Parker	-	421,779
Richard B. Cribbs	-	122,524
Joey B. Hogan	-	285,564
Tony Smith	-	238,656
James "Jim" Brower	-	207,237

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2009 awarded to, earned by, or paid to those persons who were, at December 31, 2009, (i) our CEO, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
David R. Parker, Chief Executive Officer, Chairman, and President	2009 2008 2007	535,500 535,500 535,500	- - -	34,875 65,813 3,240	- - -	147,966 156,153 158,368	718,341 757,466 697,108
Richard B. Cribbs,(4) Senior Vice President and Chief Financial Officer	2009 2008	175,000 164,904	- -	23,250 46,875	- -	9,173 5,228	207,423 217,007
Joey B. Hogan, Senior Executive Vice President and Chief Operating Officer	2009 2008 2007	275,000 275,000 252,273	- - -	27,900 52,650 3,240	- - -	13,454 21,010 21,017	316,354 348,660 276,530
Tony Smith, President of Southern Refrigerated Transport, Inc.	2009 2008 2007	250,000 250,000 248,581	- - 12,500	23,250 43,875 3,240	60,000 - -	12,231 16,736 17,478	345,481 310,611 281,799
James "Jim" Brower, President of Star Transportation, Inc.	2009 2008 2007	200,000 200,000 200,000	- - -	23,250 43,875 3,240	- - -	3,834 184 7,888	227,084 244,059 211,128

(1)
Effective January 1, 2009, Messrs. Parker and Hogan voluntarily reduced their salaries by $42,900 and $22,000, respectively.  Effective April 1, 2009, Messrs. Parker and Hogan voluntarily reduced their salaries further by $8,033 and $4,125, respectively, and Messrs. Cribbs, Smith, and Brower voluntarily reduced their salaries by $8,750, $25,000, and $10,000, respectively.  Each Named Executive Officer received a grant of restricted stock to compensate for their respective forgone salary.

(2)
The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718, excluding $50,873 for Mr. Parker, $8,750 for Mr. Cribbs, $26,125 for Mr. Hogan, $25,000 for Mr. Smith, and $10,000 for Mr. Brower related to grants of restricted stock to compensate for foregone salary.  The value ultimately realized by the director may or may not be equal to this determined value.  For additional information on the valuation assumptions with respect to the 2009 grants, refer to note 4, Share-Based Compensation, of our consolidated financial statements as provided in the Form 10-K for the year-ended December 31, 2009, as filed with the SEC.  See the Grants of Plan-Based Awards Table for information on awards made in 2009.  This fair value does not represent cash received by the executive in 2009, but potential earnings contingent on continued employment and/or the Company's future performance.  Because such awards add value to the recipient only when stockholders benefit from stock price appreciation, such awards further align management's interest with those of our stockholders.

(3)	See the All Other Compensation Table for additional information.
(4)	Mr. Cribbs was not a Named Executive Officer for 2007.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Contributions to Retirement and 401(k) Plans(4) ($)	Total ($)
David R. Parker	2009	47,966(1)	100,000(3)	-	147,966
Richard B. Cribbs	2009	9,173(2)	-	-	9,173
Joey B. Hogan	2009	13,454(2)	-	-	13,454
Tony Smith	2009	12,231(2)	-	-	12,231
James "Jim" Brower	2009	3,834(2)	-	-	3,834

(1)
During 2009, we provided Mr. Parker with certain other benefits in addition to his salary, including a $34,246 cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  During 2009, we also paid for certain of Mr. Parker's club fees and dues.

(2)
During 2009, we provided the Named Executive Officer with certain other benefits in addition to his base salary, including a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  None of the personal benefits provided to the Named Executive Officer exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2009.

(3)
During 2009, we paid Mr. Parker the value of certain life insurance premiums, as a result of arrangements entered into during a time when split-dollar insurance policies were common.  Subsequent to adoption of the Sarbanes-Oxley Act of 2002, we converted the policy to a company-paid policy to honor the pre-existing obligation to Mr. Parker.

(4)
There were no contributions made to the Named Executive Officers’ 401(k) accounts in 2009 as the Board of Directors approved the suspension of employee matching "discretionary" contributions to be made beginning early in 2009 for an indefinite time period.

Narrative to the Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during fiscal 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David R. Parker	3/31/09 9/14/09	- - 133,875	- - 267,750	- - 401,625	- - -	25,310 7,500 -	- - -	50,873 34,875 -
Richard B. Cribbs	3/31/09 9/14/09	- - 43,750	- - 87,500	- - 131,250	- - -	4,353 5,000 -	- - -	8,750 23,250 -
Joey B. Hogan	3/31/09 9/14/09	- - 68,750	- - 137,500	- - 206,250	- - -	12,997 6,000 -	- - -	26,124 27,900 -
Tony Smith	3/31/09 9/14/09	- - 62,500	- - 125,000	- - 187,500	- - -	12,438 5,000 -	- - -	25,000 23,250 -
James "Jim" Brower	3/31/09 9/14/09	- - 50,000	- - 100,000	- - 150,000	- - -	4,975 5,000 -	- - -	10,000 23,250 -

(1)
These columns represent the approximate value of the payout to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee in March 2009. The performance targets are related to our consolidated performance, except with respect to Messrs. Smith's and Brower's bonuses where the targets are weighted 80% to the performance of SRT and Star, respectively, and 20% on our consolidated performance.  The bonus threshold, target, and maximum set forth above are based upon the Named Executive Officer's 2009 base salary (prior to any voluntary salary reduction).  The Compensation Committee also created specific parameters for awarding bonuses to the Named Executive Officer within certain incremental ranges of achievement of the performance targets, subject to upward and downward adjustments.  See the Compensation Discussion and Analysis for additional detail with respect to the performance targets.  As we failed to achieve the performance targets, or any incremental ranges of the performance targets, no performance bonuses were awarded to the Named Executive Officers for fiscal 2009 under the 2009 Bonus Plan, except for Mr. Smith who received $60,000 based on SRT obtaining a 92.9% operating ratio for fiscal 2009.  Additionally, no amount is shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for fiscal 2009, and no amount related to the 2009 Bonus Plan is potentially owing any Named Executive Officer.

(2)
This column represents the potential number of shares to be awarded to the Named Executive Officer based upon the vesting requirements that were established by the Compensation Committee for each tranche of awards and as discussed in more detail in the Compensation Discussion and Analysis.

(3)
This column represents the full grant date fair value of the stock awards in accordance with FASB ASC Topic 718 (formerly FAS 123R) granted to the Named Executive Officers in 2009.  For purposes of the March 31, 2009 grants, the fair value was calculated using the closing price ($2.01) of our Class A common stock on the date two full trading days following release of the Company’s first quarter 2009 earnings, which was the date the number of restricted shares granted to each recipient was determined.  For purposes of the September 14, 2009 grants, the fair value was calculated using the closing price of our Class A common stock on that date ($4.65).  For additional information on the valuation assumptions, refer to note 4, Share-Based Compensation, of our consolidated financial statements in the Form 10-K for the year-ended December 31, 2009, as filed with the SEC.  These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2009.  All outstanding equity awards are in shares of our Class A common stock.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
David R. Parker	02/29/00	7,206	-	13.13	03/31/10	-	-
	05/18/00	6,666	-	12.19	05/18/10	-	-
	05/18/00	3,334	-	12.19	05/18/10	-	-
	07/27/00	9,429	-	8.00	07/27/10	-	-
	07/27/00	100,571	-	8.00	07/27/10	-	-
	05/17/01	3,333	-	16.79	05/17/11	-	-
	05/17/01	6,667	-	16.79	05/17/11	-	-
	05/16/02	6,194	-	15.39	05/16/12	-	-
	05/16/02	3,806	-	15.39	05/16/12	-	-
	02/20/03	5,780	-	17.30	02/20/13	-	-
	02/20/03	1,111	-	17.30	02/20/13	-	-
	05/22/03	6,095	-	17.63	05/22/13	-	-
	05/22/03	3,905	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	5,690	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	50,000(1)	210,500
	05/23/06	-	-	-	-	4,000(2)	16,840
	05/22/07	-	-	-	-	4,000(3)	16,840
	07/01/08	-	-	-	-	9,375(4)	39,469
	03/31/09	-	-	-	-	25,310(5)	106,555
	09/14/09	-	-	-	-	7,500(6)	31,575
Richard B. Cribbs	05/23/06	2,500	-	12.79	05/23/16	-	-
	05/23/06	-	-	-	-	1,500(2)	6,315
	05/22/07	-	-	-	-	2,000(3)	8,420
	05/22/07	-	-	-	-	10,000(1)	42,100
	07/01/08	-	-	-	-	6,250(4)	26,313
	03/31/09	-	-	-	-	4,353(5)	18,326
	09/14/09	-	-	-	-	5,000(6)	21,050
Joey B. Hogan	02/29/00	2,272	-	13.13	03/01/10	-	-
	05/18/00	3,333	-	12.19	05/18/10	-	-
	05/18/00	6,667	-	12.19	05/18/10	-	-
	07/27/00	2,423	-	8.00	07/27/10	-	-
	07/27/00	27,577	-	8.00	07/27/10	-	-
	05/17/01	3,333	-	16.79	05/17/11	-	-
	05/17/01	6,667	-	16.79	05/17/11	-	-
	05/16/02	6,194	-	15.39	05/16/12	-	-
	05/16/02	3,806	-	15.39	05/16/12	-	-
	02/20/03	2,612	-	17.30	02/20/13	-	-
	05/22/03	2,762	-	17.63	05/22/13	-	-
	05/22/03	7,238	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	2,285	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	33,333(1)	140,332
	05/23/06	-	-	-	-	4,000(2)	16,840
	05/22/07	-	-	-	-	4,000(3)	16,840
	07/01/08	-	-	-	-	7,500(4)	31,575
	03/31/09	-	-	-	-	12,997(5)	54,717
	09/14/09	-	-	-	-	6,000(6)	25,260

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Tony Smith	07/27/00	4,062	-	8.00	07/27/10	-	-
	07/27/00	938	-	8.00	07/27/10	-	-
	05/17/01	4,613	-	16.79	05/17/11	-	-
	05/17/01	387	-	16.79	05/17/11	-	-
	05/16/02	3,652	-	15.39	05/16/12	-	-
	05/16/02	348	-	15.39	05/16/12	-	-
	08/28/03	5,000	-	17.00	08/28/13	-	-
	08/28/03	2,500	-	17.00	08/28/13	-	-
	05/27/04	2,354	-	15.71	05/27/14	-	-
	05/27/04	5,146	-	15.71	05/27/14	-	-
	02/16/05	2,076	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	25,000(1)	105,250
	05/23/06	-	-	-	-	3,000(2)	12,630
	07/31/06	-	-	-	-	1,000(2)	4,210
	05/22/07	-	-	-	-	4,000(3)	16,840
	07/01/08	-	-	-	-	6,250(4)	26,313
	03/31/09	-	-	-	-	12,438(5)	52,364
	09/14/09	-	-	-	-	5,000(6)	21,050
James "Jim" Brower	09/21/06	-	-	-	-	25,000(1)	105,250
	09/21/06	-	-	-	-	4,000(2)	16,840
	05/22/07	-	-	-	-	4,000(3)	16,840
	07/01/08	-	-	-	-	6,250(4)	26,313
	03/31/09	-	-	-	-	4,975(5)	20,945
	09/14/09	-	-	-	-	5,000(6)	21,050

(1)
Subject to the terms of the award notice, the restricted shares will vest completely in any year between 2007 and 2010 in which we reach an adjusted earnings per share target of $2.00, though no 2007 vesting target was provided for the grant of the 10,000 restricted shares to Mr. Cribbs, as such award was granted after 2006.  The adjusted earnings-per-share target excludes the effect of the vesting of the awards on earnings per share as well as extraordinary gains.  The executive must hold the shares for one year after vesting; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(2)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $0.75 in 2006, $1.05 in 2007, $1.35 in 2008, and $1.55 in 2009.  Any percentage that fails to vest as of a particular vesting date as a result of failure to reach a particular target will automatically be forfeited; provided, that such shares that do not vest as of a particular vesting date will be eligible for vesting and will vest if we meet a subsequent target, subject to continued employment.  As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(3)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings per share targets of $0.25 in 2007, $.50 in 2008, $1.00 in 2009, and $1.50 in 2010.  Any percentage that fails to vest as of a particular vesting date as a result of failure to reach a particular target will automatically be forfeited; provided, that such shares that do not vest as of a particular vesting date will be eligible for vesting and will vest if we meet a subsequent target, subject to continued employment. As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.
(4)	Subject to the terms of the award notice, the restricted shares will vest on June 30, 2010, subject to continued employment.
(5)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 33% when and to the extent the Company’s Class A common stock trades at or above $4.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, (ii) 33% when and to the extent the Company's Class A common stock trades at or above $6.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011, and (iii) 34% when and to the extent the Company’s Class A common stock trades at or above $8.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending December 31, 2011.

(6)
Subject to the terms of the award notice, the restricted shares will vest when and if the Compensation Committee certifies that, for the fiscal year ending December 31, 2010, the Company's consolidated diluted earnings per share, subject to adjustments for potential certain non-cash items, is equal to or greater than $0.05.

(7)	The market value was calculated by multiplying the closing market price of our stock on December 31, 2009, which was $4.21, by the number of restricted shares that have not vested.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year 2009.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
William T. Alt	$32,000	25,000	$57,000
Robert E. Bosworth	$32,500	25,000	$57,500
Bradley A. Moline	$32,500	25,000	$57,500
Dr. Niel B. Nielson	$35,000	25,000	$60,000

(1)	This column represents the amount of cash compensation earned in 2009 for Board and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock awards granted to each director in 2009, in accordance with FASB ASC Topic 718.  Directors who are not our employees received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000.  The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of our Class A common stock.

Narrative to Director Compensation

For 2009, the compensation package for our non-employee Directors remained unchanged from 2008.  Accordingly, Directors who are not our employees or employees of one of our subsidiaries currently receive a $25,000 annual retainer and no meeting attendance fees.  An additional annual retainer of $7,500 is paid to the Audit Committee Chairman; $5,000 to the Compensation Committee Chairman; and $3,000 to the Nominating and Corporate Governance Committee Chairman.  For the additional time related to attending committee meetings, Audit Committee members also receive an annual fee of $5,000; Compensation Committee members also receive an annual fee of $4,000; and Nominating and Corporate Governance Committee members also receive an annual fee of $2,500.  In lieu of stock options that had previously been a part of outside director compensation, Directors who are not our employees or employees of one of our subsidiaries received a grant of Class A common stock equivalent to $25,000 at the time of our annual meeting.  The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of Class A common stock.

For 2010, the compensation package for our non-employee Directors was revised to increase the annual fee paid to members of the Nominating and Corporate Governance Committee from $2,500 to $4,000 and to increase the annual retainer paid to the Chairman of the Nominating and Corporate Governance Committee from $3,000 to $5,000.  These changes were made in light of recent SEC rule changes and the role of the Nominating and Corporate Governance Committee and its Chair in the Company’s enterprise risk assessment process going forward.  The compensation package for members of our Audit Committee and Compensation Committee and their Chairs will remain the same as in 2009.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 31, 2010, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	Each of our directors, director nominees, and Named Executive Officers;

•	All of our executive officers and directors as a group; and

•	Each person known to us to beneficially own 5% or more of any class of our common stock.

The percentages shown are based on 12,692,049 shares of Class A common stock (including 851,481 shares of restricted  Class A common stock subject to certain performance vesting and holding provisions) and 2,350,000 shares of Class B common stock outstanding at March 16, 2010.  The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family.  The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B common	David R. Parker & Jacqueline F. Parker	6,029,656(4)	29.0% of Class A 100% of Class B 40.1% of Total(5)
Class A common	Joey B. Hogan	225,581(6)	1.8% of Class A 1.5% of Total
Class A common	Richard B. Cribbs	50,680(7)	*
Class A common	Tony Smith	112,360(8)	*
Class A common	James "Jim" Brower	55,475(9)	*
Class A common	William T. Alt	34,989	*
Class A common	Robert E. Bosworth	56,157(10)	*
Class A common	Bradley A. Moline	28,489	*
Class A common	Dr. Niel B. Nielson	28,489	*
Class A common	Wells Fargo & Company	1,201,410(11)	9.5% of Class A 8.0% of Total
Class A common	Donald Smith & Co., Inc.	1,087,321(12)	8.6% of Class A 7.2% of Total
Class A common	Dimensional Fund Advisors LP	996,120(13)	7.9% of Class A 6.6% of Total
Class A common	Wellington Management Company, LLP	1,433,845(14)	11.3% of Class A 9.5% of Total
Class A & Class B common	All directors and executive officers as a group (12 persons)	6,824,300(15)	45.4% of Total

*	Less than one percent (1%).
(1)
The business address of Mr. and Mrs. Parker and the other directors, director nominees, Named Executive Officers and the other executive officers is 400 Birmingham Highway, Chattanooga, TN 37419.  The business addresses of the remaining entities listed in the table above are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746; Donald Smith & Co., Inc., 152 West 57th Street, New York, NY 10019; and Wellington Management Company, LLP 75 State Street, Boston, MA 02109.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable.  In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable or will become exercisable within 60 days from March 16, 2010 held by the following individuals:  Mr. Parker–189,787; Mr. Joey Hogan–97,169; Mr. Cribbs–2,500; Mr. Smith–41,076; Mr. Brower–0; Mr. Alt–12,500; Mr. Bosworth–15,000; Mr. Moline–7,500; and Dr. Nielson-7,500.  In addition, beneficial ownership includes shares of restricted Class A common stock subject to certain vesting and holding provisions held by the following individuals:  Mr. Parker–117,078; Mr. Joey Hogan–67,830; Mr. Cribbs–31,864; Mr. Smith–56,688; and Mr. Brower–49,225.  The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan (the number of shares reported as beneficially owned is equal to the following individuals' March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date): Mr. Parker–24,939; Mr. Hogan–49,682; Mr. Cribbs–7,572; Mr. Smith–0; and Mr. Brower–0.

(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 16, 2010 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.  There are no stock options that will become exercisable within 60 days following March 16, 2010, for any executive officer, director, or director nominee of the Company.

(4)
Comprised of 3,247,852 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 189,787 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable; 117,078 shares of restricted Class A common stock; and 24,939 shares allocated to the account of Mr. Parker under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Parker's March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker.  Mr. and Mrs. Parker hold 29.0% of shares of Class A and 100% of shares of Class B common stock.  The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share.  Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 48.2% of the voting power of all outstanding voting shares.

(6)
Comprised of 10,900 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 97,169 shares of Class A common stock underlying stock options, 67,830 shares of restricted Class A common stock, and 49,682 shares held by Mr. Hogan in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hogan's March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(7)
Comprised of 8,744 shares of Class A common stock owned directly, 2,500 shares of Class A common stock underlying stock options that are currently exercisable, 31,864 shares of restricted Class A common stock, and 7,572 shares held by Mr. Cribbs in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Cribbs’ March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(8)
Comprised of 14,596 shares of Class A common stock owned by Mr. Smith and Kathy Smith as joint tenants with rights of survivorship, 41,076 shares of Class A common stock underlying stock options, and 56,688 shares of restricted Class A common stock.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(9)
Comprised of 6,250 shares of Class A common stock and 49,225 shares of restricted Class A common stock.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(10)
Comprised of 20,989 shares of Class A common stock owned directly, 20,168 shares of Class A common stock held in an individual retirement account, and 15,000 shares of Class A common stock underlying stock options.

(11)	As reported on Schedule 13G/A filed with the SEC on January 12, 2010. Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries. Information is as of December 31, 2009.
(12)
As reported on Schedule 13G filed with the SEC on February 11, 2010.  Represents aggregate beneficial ownership on a consolidated basis reported by Donald Smith & Co., Inc. and includes shares of Class A common stock beneficially owned by advisory clients of Donald Smith & Co., Inc.  Information is as of December 31, 2009.

(13)
As reported on Schedule 13G/A filed with the SEC on February 8, 2010.  Represents aggregate beneficial ownership on a consolidated basis reported by Dimensional Fund Advisors LP and includes shares of Class A common stock beneficially owned by advisory clients of Dimensional Fund Advisors LP.  Information is as of December 31, 2009.

(14)
As reported on Schedule 13G filed with the SEC on February 12, 2010.  Represents aggregate beneficial ownership on a consolidated basis reported by Wellington Management Company, LLP and includes shares of Class A common stock beneficially owned by advisory clients of Wellington Management Company, LLP.  Information is as of December 31, 2009.

(15)
The other executive officers are R.H. Lovin, Jr., M. David Hughes, and M. Paul Bunn.  Mr. Lovin beneficially owns 126,121 shares of Class A common stock, which are comprised of 3,486 shares of Class A common stock owned directly, 57,932 shares of Class A common stock underlying Mr. Lovin's stock options that are currently exercisable, 53,640 shares of restricted Class A common stock, and 11,063 shares allocated to the account of Mr. Lovin under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Lovin's March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  Mr. Hughes beneficially owns 67,802 shares of Class A common stock, which are comprised of 14,971 shares of Class A common stock, 44,384 shares of restricted Class A common stock and 8,447 shares allocated to the account of Mr. Hughes under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hughes' March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  Mr. Bunn beneficially owns 8,501 shares of Class A common stock, which are comprised of 7,301 shares of restricted Class A common stock and 1,200 shares allocated to the account of Mr. Bunn under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Bunn's March 31, 2010 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.  The shares detailed in this footnote are included in the calculation of all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, all transactions with affiliated persons or entities must be reviewed and pre-approved by our Audit Committee.  For 2009, no such transactions involved an amount equal to or exceeding $120,000.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during fiscal 2009 was KPMG LLP.  KPMG has served as our independent registered public accounting firm since September 2001.  A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  KPMG’s representative will have an opportunity to make a statement at the Annual Meeting should he or she desire to do so.

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2009 and 2008:

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$606,668	$738,124
Audit-Related Fees(2)	0	0
Tax Fees(3)	66,664	68,427
All Other Fees(4)	0	0
Total	$673,332	$806,551

(1)
Represents the aggregate fees billed and expenses for professional services rendered by KPMG for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."  There were no such fees and expenses for fiscal 2009 or fiscal 2008.

(3)	Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning
(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for fiscal 2009 or fiscal 2008.

Our Audit Committee maintains a policy pursuant to which the Audit Committee Chairman reviews all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence, with the Audit Committee retaining the authority to make the final decision.  Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date.  To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2009.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our next annual meeting of stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 10, 2010.  However, if the date of the next annual meeting of stockholders is more than thirty days before or after May 6, 2011, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the next annual meeting of stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our next annual meeting, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by February 23, 2011.  However, if the date of the next annual meeting of stockholders is more than thirty days before or after May 6, 2011, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting.  Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 400 Birmingham Highway, Chattanooga, Tennessee 37419, to the attention of Joey B. Hogan, our Senior Executive Vice President and Chief Operating Officer.  Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

Covenant Transportation Group, Inc.
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors
April 9, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR granting the proxies discretionary authority.

1.	Election of Directors:	01 – William T. Alt	02 – Robert E. Bosworth	03 – Bradley A. Moline
		04 – Niel B. Nielson	05 – David R. Parker

[ ]	Mark here to vote FOR all nominees	[ ]	Mark here to vote WITHHOLD vote from all nominees

		01	02	03	04	05
[ ]	For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	[ ]	[ ]	[ ]	[ ]	[ ]

		GRANT AUTHORITY to vote	WITHHOLD AUTHORITY to vote	Abstain
2.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	[ ]	[ ]	[ ]

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign above exactly as your name appears at the upper left.  When shares are held by joint tenants, both shall sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COVENANT TRANSPORTATION GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2010

Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B common stock (individually or together referred to as "Common Stock") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee, on Thursday, May 6, 2010, at 10:00 A.M. Eastern Time, and at any adjournment thereof.  The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2010 Annual Meeting of Stockholders of the Company and the Annual Report to Stockholders for the year ended December 31, 2009.

A vote FOR Proposal 1 and granting the proxies discretionary authority is recommended by the Board of Directors of the Company.  When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s).  If no direction is given, this proxy will be voted FOR Proposal 1, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof.  Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is presented at the meeting.

PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)